RESTRICTED STOCK AGREEMENT
                           --------------------------


                                 PURSUANT TO THE
                           AMERICAN BANK OF NEW JERSEY

                           2005 RESTRICTED STOCK PLAN
                           --------------------------

                           FOR OFFICERS AND EMPLOYEES

         This Agreement shall constitute an award of Restricted Stock ("Award") for a total of _____ shares of Common Stock of American Bancorp of New Jersey, Inc. (the "Corporation"), which is hereby granted to __________________________ (the "Participant") at the price determined as provided herein, and in all respects subject to the terms, definitions and provisions of the American Bank of New Jersey 2005 Restricted Stock Plan (the "Plan") adopted by American Bank of New Jersey (the"Bank") which is incorporated by reference herein, receipt of which is hereby acknowledged.

         1.  Purchase Price.  The purchase price for each share of Common  Stock
             --------------
awarded by this Agreement is $0.00.

         2.  Vesting of Plan  Awards.  The Award of such  Common  Stock shall be
             -----------------------
deemed earned and non-forfeitable in accordance with the provisions of the Plan, provided the holder of such Award is an employee, director or director emeritus of the Bank as of such date, as follows:

                  (a)      Schedule of Vesting of Awards.

                                     Number           Percentage of Total Shares
                                       of                 Awarded Which Are
       Date                          Shares                Non-forfeitable
       ----                          ------                ---------------

Upon Grant                               0                        0%
As of January 20, 2006                ____                       20%
As of January 20, 2007                ____                       40%
As of January 20, 2008                ____                       60%
As of January 20, 2009                ____                       80%
As of January 20, 2010                ____                       100%

             (b) Restrictions on Awards. This Award may not be delivered to the recipient if the issuance of the Shares pursuant to the Award would constitute a violation of any applicable federal or state securities or other law or valid regulation. As a condition to the Participant's receipt of this Award, the Bank may require the person receiving this Award to make any representation and warranty to the Bank as may be required by any applicable law or regulation.

       3. Non-transferability of Award. This Award may not be transferred in any
          ----------------------------
manner prior to such Award, or portion thereof, being deemed earned and non-forfeitable. Notwithstanding anything herein or in the Plan to the contrary, all Shares subject to an Award held by a Participant whose employment or service with the Bank or the Corporation terminates due to death shall be deemed 100% earned and non-forfeitable as of the Participant's last date of employment or service with the Corporation or the Bank and shall be distributed as soon as practicable thereafter to the Beneficiary as set forth in accordance with the Plan.

       4. Other Restrictions on Award. This Award shall be subject to such other
          ---------------------------
restrictions and limitations as are contained in the Plan or as determined by the Plan Committee administering such Plan. Such Award shall be immediately 100% earned and non-forfeitable upon death or Disability (as determined by the Plan Committee) of the Participant or upon a Change in Control of the Corporation or the Bank.


                                                     American Bank of New Jersey



Date of Grant: January 20, 2005                     By: ________________________



Attest:



__________________________________

[SEAL]

PARTICIPANT ACKNOWLEDGEMENT



_____________________________________________   ________________________________
PARTICIPANT                                                   DATE

                           RESTRICTED STOCK AGREEMENT
                           --------------------------


                                 PURSUANT TO THE
                           AMERICAN BANK OF NEW JERSEY

                           2005 RESTRICTED STOCK PLAN
                           --------------------------

                           FOR NON-EMPLOYEE DIRECTORS

       This Agreement shall constitute an award of Restricted Stock ("Award") for a total of _____ shares of Common Stock of American Bancorp of New Jersey, Inc. (the "Corporation"), which is hereby granted to ________________________________ (the "Participant") at the price determined as provided herein, and in all respects subject to the terms, definitions and provisions of the American Bank of New Jersey 2005 Restricted Stock Plan (the "Plan") adopted by American Bank of New Jersey (the"Bank") which is incorporated by reference herein, receipt of which is hereby acknowledged.

       1. Purchase Price.  The  purchase  price  for  each share of Common Stock
          --------------
awarded by this Agreement is $0.00.

       2. Vesting of Plan Awards. The Award of such Common Stock shall be deemed
          ----------------------
earned and non-forfeitable in accordance with the provisions of the Plan, provided the holder of such Award is an employee, director or director emeritus of the Bank as of such date, as follows:

         (a) Schedule of Vesting of Awards.

                                   Number            Percentage of Total Shares
                                     of                  Awarded Which Are
       Date                        Shares                 Non-forfeitable
       ----                        ------                 ---------------

Upon Grant                             0                         0%
As of January 20, 2006              ____                        20%
As of January 20, 2007              ____                        40%
As of January 20, 2008              ____                        60%
As of January 20, 2009              ____                        80%
As of January 20, 2010              ____                       100%

             (b) Restrictions on Awards. This Award may not be delivered to the recipient if the issuance of the Shares pursuant to the Award would constitute a violation of any applicable federal or state securities or other law or valid regulation. As a condition to the Participant's receipt of this Award, the Bank may require the person receiving this Award to make any representation and warranty to the Bank as may be required by any applicable law or regulation.

       3. Non-transferability of Award. This Award may not be transferred in any
          ----------------------------
manner prior to such Award, or portion thereof, being deemed earned and non-forfeitable. Notwithstanding anything herein or in the Plan to the contrary, all Shares subject to an Award held by a Participant whose employment or service with the Bank or the Corporation terminates due to death shall be deemed 100% earned and non-forfeitable as of the Participant's last date of employment or service with the Corporation or the Bank and shall be distributed as soon as practicable thereafter to the Beneficiary as set forth in accordance with the Plan.

       4. Other Restrictions on Award. This Award shall be subject to such other
          ---------------------------
restrictions and limitations as are contained in the Plan or as determined by the Plan Committee administering such Plan. Such Award shall be immediately 100% earned and non-forfeitable upon death or Disability (as determined by the Plan Committee) of the Participant or upon a Change in Control of the Corporation or the Bank.


                                                     American Bank of New Jersey


Date of Grant:  January 20, 2005                     By: _______________________



Attest:



_______________________________

[SEAL]

PARTICIPANT ACKNOWLEDGEMENT



________________________________________        ________________________________
PARTICIPANT                                                 DATE